UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 9, 2009
Date of Report (Date of earliest event reported)

OVERSEAS SHIPHOLDING GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

1-6479-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code(212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

While the Board of Directors of Overseas Shipholding Group, Inc. (the “Registrant”) believes that the fees that are paid to its non-employee directors are reasonable and competitive with the fees paid to non-employee directors of comparable companies, in order to demonstrate the Board’s commitment to reducing the Corporation’s general and administrative costs, on June 9, 2009 the Board approved the following reductions in cash fees payable to the Registrant’s non-employee directors, effective for the one year period from July 1, 2009 to June 30, 2010:

•	Annual retainer reduced by $5,000 to $45,000 from $50,000.

•	Compensation Committee meeting fee reduced by $500 per meeting to $1,500 per meeting from $2,000 per meeting.

•	Corporate Governance and Nominating Committee meeting fee reduced by $1,000 per meeting to $1,000 per meeting from $2,000 per meeting.

•	Annual retainer for the Chair of the Corporate Governance and Nominating Committee reduced by $2,500 to $5,000 from $7,500.

•	Annual retainer for the nonexecutive Chairman of the Board reduced by $12,500 to $112,500 from $125,000.

The Board and Audit Committee meeting fee of $2,000 per meeting and the annual retainers for the Chairs of the Audit Committee and Compensation Committee of $15,000 and $10,000, respectively, remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: June 12, 2009	By	/s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary